NATIONAL STORAGE AFFILIATES

More Growth in Store

THIRD QUARTER 2021 EARNINGS RELEASE &
SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

21	Schedule 7 - Same Store Performance Summary By MSA

25	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

26	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

27	Schedule 10 - Selected Financial Information

28	Glossary

November 2, 2021
National Storage Affiliates Trust Reports Third Quarter 2021 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2021 results.
Third Quarter 2021 Highlights
•Reported net income of $40.7 million for the third quarter of 2021, an increase of 90.2% compared to the third quarter of 2020. Reported diluted earnings per share of $0.26 for the third quarter of 2021 compared to $0.15 for the third quarter of 2020.
•Reported core funds from operations ("Core FFO") of $67.5 million, or $0.57 per share for the third quarter of 2021, an increase of 29.5% per share compared to the third quarter of 2020.
•Reported an increase in same store net operating income ("NOI") of 24.3% for the third quarter of 2021 compared to the same period in 2020, driven by an 18.4% increase in same store total revenues partially offset by an increase of 4.6% in same store property operating expenses.
•Reported same store period-end occupancy of 96.2% as of September 30, 2021, an increase of 450 basis points compared to September 30, 2020.
•Acquired 76 wholly-owned self storage properties for $599.3 million during the third quarter of 2021. Consideration for these acquisitions included the issuance of $31.1 million of OP equity.
•Completed an underwritten public offering of 10,120,000 common shares resulting in net proceeds of approximately $497.4 million.
•Increased the total borrowing capacity under the Company's credit facility in September 2021 with the addition of a $125.0 million 5.5-year term loan tranche E.
•Issued the previously announced $35.0 million of 2.16% senior unsecured notes due May 4, 2026 and $90.0 million of 3.00% senior unsecured notes due May 4, 2031 on July 26, 2021 in a private placement to certain institutional investors.
•Entered into an agreement on July 9, 2021 with a single lender for an $88.0 million interest-only secured debt financing that matures in July 2028 and has a fixed interest rate of 2.77%.
•Received approximately $40.0 million of net proceeds from the sale of 782,000 common shares under the Company's at the market (“ATM”) program.
Highlights Subsequent to Quarter-End
•Acquired 39 wholly-owned self storage properties for approximately $325.7 million.
Tamara Fischer, President and Chief Executive Officer, commented, "Third quarter 2021 was an outstanding quarter for NSA with the investment of nearly $600 million in the acquisition of 76 self storage properties and the continuing outperformance of our same store portfolio which generated 24.3% NOI growth. We’re optimistic that the favorable tailwinds impacting the self storage industry will continue to drive healthy results for the remainder of the year and into 2022."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Growth	2021	2020	Growth
Net income	$40,730	$21,411	90.2%	$104,040	$54,961	89.3%

Funds From Operations ("FFO")(1)	$66,966	$43,440	54.2%	$177,476	$120,727	47.0%
Add back acquisition costs	512	596	(14.1)%	922	1,681	(45.2)%
Core FFO(1)	$67,478	$44,036	53.2%	$178,398	$122,408	45.7%

Earnings (loss) per share - basic	$0.31	$0.15	106.7%	$0.89	$0.32	178.1%
Earnings (loss) per share - diluted	$0.26	$0.15	73.3%	$0.71	$0.32	121.9%

FFO per share and unit(1)	$0.56	$0.43	30.2%	$1.60	$1.23	30.1%
Core FFO per share and unit(1)	$0.57	$0.44	29.5%	$1.61	$1.25	28.8%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $19.3 million for the third quarter of 2021 and $49.1 million for the nine months ended September 30, 2021 ("year-to-date") as compared to the same periods in 2020. These increases resulted primarily from additional NOI generated from the 152 self storage properties acquired between October 1, 2020 and September 30, 2021 and same store NOI growth, partially offset by increases in depreciation and amortization.
The increases in FFO and Core FFO for the third quarter of 2021 and year-to-date were primarily the result of incremental NOI from properties acquired between October 1, 2020 and September 30, 2021 and same store NOI growth, partially offset by increases in subordinated performance unit distributions.
Same Store Operating Results (560 Stores)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Growth	2021	2020	Growth
Total revenues	$113,872	$96,140	18.4%	$322,771	$282,341	14.3%
Property operating expenses	30,085	28,757	4.6%	87,777	85,094	3.2%
Net Operating Income (NOI)	$83,787	$67,383	24.3%	$234,994	$197,247	19.1%
NOI Margin	73.6%	70.1%	3.5%	72.8%	69.9%	2.9%

Average Occupancy	96.5%	90.7%	5.8%	94.7%	88.6%	6.1%
Average Annualized Rental Revenue Per Occupied Square Foot	$13.40	$12.02	11.5%	$12.90	$12.09	6.7%

Year-over-year same store total revenues increased 18.4% for the third quarter of 2021 and 14.3% year-to-date as compared to the same periods in 2020. The increase for the third quarter of 2021 was driven primarily by a 580 basis point increase in average occupancy and an 11.5% increase in average annualized rental revenue per occupied square foot. The year-to-date increase was driven primarily by a 610 basis point increase in average occupancy and a 6.7% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Portland, Phoenix, Sarasota and Las Vegas. Markets which generated below portfolio average same store total revenue growth include: Oklahoma City, Dallas, Los Angeles and Tulsa.
Year-over-year same store property operating expenses increased 4.6% for the third quarter of 2021 and 3.2% year-to-date as compared to the same periods in 2020. The increases primarily resulted from increases in personnel expense, property taxes and repairs and maintenance expense offset by decreases in marketing expense.
Investment Activity
During the third quarter, NSA invested approximately $599.3 million in the acquisition of 76 self storage properties consisting of approximately 5.1 million rentable square feet configured in approximately 35,644 storage units. Total consideration for these acquisitions included approximately $562.1 million of net cash, the issuance of approximately $19.9 million of OP units and $11.2 million of subordinated performance units and the assumption of approximately $6.1 million of other liabilities.
Balance Sheet
During the third quarter, the Company received approximately $40.0 million of net proceeds from the sale of 782,000 common shares under the Company's at the market (“ATM”) program. Subsequent to quarter end, the Company received approximately $7.4 million of net proceeds from the sale of 125,000 common shares under the ATM program. The Company used the net proceeds for self storage property acquisitions and to repay borrowings outstanding under its revolving line of credit. As of November 2, 2021, the Company has approximately $300.6 million of capacity remaining under its ATM program.
On May 3, 2021, the Company's operating partnership entered into an agreement to issue $180.0 million of senior unsecured notes, comprised of $35.0 million of 2.16% senior unsecured notes due May 4, 2026 (the "2026 Notes"), $90.0 million of 3.00% senior unsecured notes due May 4, 2031 (the "May 2031 Notes") and $55.0 million of 3.10% senior unsecured notes due May 4, 2033 (the "2033 Notes"). On May 26, 2021 the operating partnership issued the 2033 Notes and on July 26, 2021 the operating partnership issued the 2026 Notes and the May 2031 Notes. The Company used the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
On July 9, 2021, the Company entered into an agreement with a single lender for an $88.0 million debt financing secured by a first lien on eight of the Company's self storage properties. This interest-only loan matures in July 2028 and has a fixed interest rate of 2.77%. The Company used the proceeds to repay outstanding amounts on its revolving line of credit.
In July 2021, NSA completed an underwritten public offering of 10,120,000 common shares, including 1,320,000 common shares sold upon the exercise in full by the underwriters of their option to purchase additional common shares. The shares were issued at a price of $51.25 per share, resulting in net proceeds of approximately $497.4 million. The Company used the proceeds for self storage property acquisitions, general corporate purposes and to repay borrowings outstanding under its revolving line of credit.
On August 9, 2021, NSA entered into an amendment to its credit agreement with a syndicated group of lenders to reduce the applicable margins on its $175.0 million tranche D term loan from a range of LIBOR plus 1.50% to 2.20% to LIBOR plus 1.10% to 1.55%.
On September 21, 2021, NSA entered into an increase agreement and amendment with a syndicated group of lenders to increase the total borrowing capacity under the Company's credit facility by $125.0 million for a total credit facility of $1.4 billion, which included entry into a new $125.0 million 5.5-year term loan tranche E. NSA has an expansion option under the credit facility, which, if exercised in full, would provide for a total credit facility of $1.75 billion. The Company used the proceeds for self storage property acquisitions and for general corporate purposes.
Common Share Dividends
On August 25, 2021, NSA's Board of Trustees declared a quarterly cash dividend of $0.41 per common share, representing a 20.6% increase from the third quarter 2020. The third quarter 2021 dividend was paid on September 30, 2021 to shareholders of record as of September 15, 2021.

2021 Guidance
The following table outlines NSA's updated and prior FFO guidance estimates and related assumptions for the year ended December 31, 2021:

	Current Ranges for Full Year 2021		Prior Ranges for Full Year 2021		Actual Results for Full Year 2020
	Low	High	Low	High
Core FFO per share(1)	$2.19	$2.22	$2.11	$2.14	$1.71

Same store operations
Total revenue growth	14.0%	15.0%	11.75%	12.75%	1.7%
Property operating expenses growth	3.0%	4.0%	2.5%	3.5%	0.5%
NOI growth	18.0%	20.0%	15.0%	17.0%	2.2%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$45.0	$46.0	$45.0	$46.0	$39.3
Equity-based compensation, in millions	$5.5	$6.0	$5.5	$6.0	$4.3

Management fees and other revenue, in millions	$24.0	$25.0	$24.0	$25.0	$23.0
Core FFO from unconsolidated real estate ventures, in millions	$20.0	$21.0	$19.0	$20.0	$15.6

Subordinated performance unit distributions, in millions	$46.0	$48.0	$43.0	$45.0	$29.7

Acquisitions of self storage properties, in millions	$1,500.0	$2,000.0	$1,100.0	$1,300.0	$543.3

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Current Ranges for Full Year 2021		Prior Ranges for Full Year 2021
	Low	High	Low	High
Earnings (loss) per share - diluted	$0.98	$1.07	$0.94	$1.03
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.16	0.06	0.15	0.06
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.44	1.49	1.39	1.43
FFO attributable to subordinated unitholders	(0.40)	(0.42)	(0.38)	(0.40)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02	0.01	0.02
Core FFO per share and unit	$2.19	$2.22	$2.11	$2.14
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 2, 2021.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Wednesday, November 3, 2021 to discuss its third quarter 2021 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Wednesday, November 3, 2021, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Wednesday, November 10, 2021. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the Nareit REITworld Virtual Conference, November 9 – 11, 2021.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. As of September 30, 2021, the Company held ownership interests in and operated 940 self storage properties located in 38 states and Puerto Rico with approximately 60.4 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; negative impacts from the COVID-19 pandemic on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2021. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE
Rental revenue	$139,420	$99,690	$379,857	$290,394
Other property-related revenue	5,141	3,883	14,107	10,672
Management fees and other revenue	6,282	5,901	18,117	17,047
Total revenue	150,843	109,474	412,081	318,113
OPERATING EXPENSES
Property operating expenses	39,465	31,546	110,723	92,395
General and administrative expenses	13,012	10,818	36,700	32,241
Depreciation and amortization	38,983	28,933	107,458	87,347
Other	994	479	1,701	1,330
Total operating expenses	92,454	71,776	256,582	213,313
OTHER (EXPENSE) INCOME
Interest expense	(18,144)	(15,262)	(52,275)	(46,403)
Equity in earnings (losses) of unconsolidated real estate ventures	1,682	37	3,615	(251)
Acquisition costs	(512)	(596)	(922)	(1,681)
Non-operating expense	(241)	(120)	(562)	(629)
Other expense	(17,215)	(15,941)	(50,144)	(48,964)
Income before income taxes	41,174	21,757	105,355	55,836
Income tax expense	(444)	(346)	(1,315)	(875)
Net income	40,730	21,411	104,040	54,961
Net income attributable to noncontrolling interests	(10,506)	(7,924)	(24,260)	(24,404)
Net income attributable to National Storage Affiliates Trust	30,224	13,487	79,780	30,557
Distributions to preferred shareholders	(3,276)	(3,275)	(9,827)	(9,822)
Net income attributable to common shareholders	$26,948	$10,212	$69,953	$20,735

Earnings (loss) per share - basic	$0.31	$0.15	$0.89	$0.32
Earnings (loss) per share - diluted	$0.26	$0.15	$0.71	$0.32

Weighted average shares outstanding - basic	86,257	68,887	78,307	65,643
Weighted average shares outstanding - diluted	140,025	68,887	130,983	65,643

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Real estate
Self storage properties	$4,670,821	$3,639,192
Less accumulated depreciation	(537,772)	(443,623)
Self storage properties, net	4,133,049	3,195,569
Cash and cash equivalents	69,246	18,723
Restricted cash	4,357	2,978
Debt issuance costs, net	1,896	2,496
Investment in unconsolidated real estate ventures	192,015	202,533
Other assets, net	98,227	68,149
Operating lease right-of-use assets	22,444	23,129
Total assets	$4,521,234	$3,513,577
LIABILITIES AND EQUITY
Liabilities
Debt financing	$2,128,485	$1,916,971
Accounts payable and accrued liabilities	62,562	47,043
Interest rate swap liabilities	48,153	77,918
Operating lease liabilities	24,181	24,756
Deferred revenue	20,189	16,414
Total liabilities	2,283,570	2,083,102
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,736,719 and 8,732,719 issued and outstanding at September 30, 2021 and December 31, 2020, respectively, at liquidation preference	218,418	218,318
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 88,945,849 and 71,293,117 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	889	713
Additional paid-in capital	1,692,481	1,050,714
Distributions in excess of earnings	(272,636)	(251,704)
Accumulated other comprehensive loss	(30,303)	(49,084)
Total shareholders' equity	1,608,849	968,957
Noncontrolling interests	628,815	461,518
Total equity	2,237,664	1,430,475
Total liabilities and equity	$4,521,234	$3,513,577

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,730	$21,411	$104,040	$54,961
Add (subtract):
Real estate depreciation and amortization	38,636	28,564	106,404	86,283
Company's share of unconsolidated real estate venture real estate depreciation and amortization	3,842	3,830	11,563	11,428
Mark-to-market changes in value on equity securities	—	—	—	142
Distributions to preferred shareholders and unitholders	(3,517)	(3,513)	(10,551)	(10,541)
FFO attributable to subordinated performance unitholders(1)	(12,725)	(6,852)	(33,980)	(21,546)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	66,966	43,440	177,476	120,727
Add:
Acquisition costs	512	596	922	1,681
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$67,478	$44,036	$178,398	$122,408

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	86,257	68,887	78,307	65,643
Weighted average restricted common shares outstanding	39	32	32	30
Weighted average effect of forward offering agreement(3)	—	—	133	—
Weighted average OP units outstanding	30,103	29,559	29,940	29,994
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,925	1,925	1,900
Weighted average LTIP units outstanding	525	513	549	555
Total weighted average shares and units outstanding - FFO and Core FFO	118,849	100,916	110,886	98,122

FFO per share and unit	$0.56	$0.43	$1.60	$1.23
Core FFO per share and unit	$0.57	$0.44	$1.61	$1.25

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Earnings (loss) per share - diluted	$0.26	$0.15	$0.71	$0.32
Impact of the difference in weighted average number of shares(4)	0.05	(0.05)	0.14	(0.10)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	0.08	—	0.23
Add real estate depreciation and amortization	0.33	0.28	0.96	0.88
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.04	0.10	0.12
FFO attributable to subordinated performance unitholders	(0.11)	(0.07)	(0.31)	(0.22)
FFO per share and unit	0.56	0.43	1.60	1.23
Add acquisition costs	0.01	0.01	0.01	0.02
Core FFO per share and unit	$0.57	$0.44	$1.61	$1.25

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,730	$21,411	$104,040	$54,961
(Subtract) add:
Management fees and other revenue	(6,282)	(5,901)	(18,117)	(17,047)
General and administrative expenses	13,012	10,818	36,700	32,241
Other	994	479	1,701	1,330
Depreciation and amortization	38,983	28,933	107,458	87,347
Interest expense	18,144	15,262	52,275	46,403
Equity in (earnings) losses of unconsolidated real estate ventures	(1,682)	(37)	(3,615)	251
Acquisition costs	512	596	922	1,681
Income tax expense	444	346	1,315	875
Non-operating expense	241	120	562	629
Net Operating Income	$105,096	$72,027	$283,241	$208,671

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,730	$21,411	$104,040	$54,961
Add:
Depreciation and amortization	38,983	28,933	107,458	87,347
Company's share of unconsolidated real estate venture depreciation and amortization	3,842	3,830	11,563	11,428
Interest expense	18,144	15,262	52,275	46,403
Income tax expense	444	346	1,315	875
EBITDA	102,143	69,782	276,651	201,014
Add (subtract):
Acquisition costs	512	596	922	1,681
Equity-based compensation expense	1,454	1,183	4,088	3,108
Adjusted EBITDA	$104,109	$71,561	$281,661	$205,803

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2021
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	152	66,055	9,599,256	93.2%	Texas	156	68,380	9,876,545	93.3%
California	85	50,514	6,341,771	97.6%	California	97	57,157	7,121,305	97.5%
Oregon	65	26,241	3,331,206	94.1%	Florida	80	47,697	5,263,824	96.0%
Georgia	57	25,754	3,509,392	96.2%	Georgia	68	31,887	4,381,625	96.3%
Florida	53	32,605	3,550,983	95.5%	Oregon	65	26,241	3,331,206	94.1%
North Carolina	38	17,959	2,245,110	97.5%	Oklahoma	39	17,610	2,448,787	95.7%
Arizona	33	17,885	2,062,035	96.0%	North Carolina	38	17,959	2,245,110	97.5%
Oklahoma	33	15,289	2,142,072	95.7%	Arizona	35	18,886	2,172,290	96.0%
Louisiana	30	13,603	1,691,842	93.0%	Louisiana	30	13,603	1,691,842	93.0%
Indiana	20	10,618	1,409,755	94.6%	Ohio	26	14,340	1,786,303	93.9%
Kansas	19	6,966	956,754	91.9%	Michigan	24	15,605	1,979,023	96.3%
Colorado	19	8,166	1,025,214	93.8%	Alabama	22	9,573	1,365,380	88.8%
Washington	18	6,167	819,070	92.0%	New Jersey	20	13,261	1,580,140	96.3%
Puerto Rico	14	12,379	1,336,931	96.5%	Indiana	20	10,618	1,409,755	94.6%
Nevada	14	7,029	887,973	95.5%	Kansas	19	6,966	956,754	91.9%
New Hampshire	13	5,755	715,491	94.3%	Colorado	19	8,166	1,025,214	93.8%
Ohio	12	4,960	661,906	94.3%	Nevada	18	8,646	1,140,436	95.7%
Pennsylvania	12	6,126	725,041	95.2%	Washington	18	6,167	819,070	92.0%
Missouri	10	4,452	579,664	88.2%	Pennsylvania	15	7,760	885,811	95.4%
Other(1)	66	31,589	4,053,142	90.5%	Puerto Rico	14	12,379	1,336,931	96.5%
Total	763	370,112	47,644,608	94.6%	Massachusetts	13	8,197	942,449	93.2%
					New Hampshire	13	5,755	715,491	94.3%
					Illinois	12	7,370	865,960	92.1%
					Tennessee	11	6,796	892,357	93.3%
					Missouri	10	4,452	579,664	88.2%
					Minnesota	10	5,203	663,325	90.7%
					Other(2)	48	23,272	2,877,084	93.2%
					Total	940	473,946	60,353,681	94.8%

(1) Other states in NSA's owned portfolio as of September 30, 2021 include Alabama, Arkansas, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, New Jersey, New Mexico, New York, South Carolina, Tennessee, Virginia and Wisconsin.

(2) Other states in NSA's operated portfolio as of September 30, 2021 include Arkansas, Connecticut, Delaware, Idaho, Kentucky, Maryland, Mississippi, New Mexico, New York, Rhode Island, South Carolina, Virginia and Wisconsin.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2021 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2021	23	11,313	1,510,111	$141,928	$22,897	$1,138	$165,963
June 30, 2021	20	13,736	1,702,137	243,580	24,102	1,711	269,393
September 30, 2021	76	35,644	5,090,569	562,105	31,074	6,098	599,277
Total Acquisitions(3)	119	60,693	8,302,817	$947,613	$78,073	$8,947	$1,034,633

(3) NSA acquired self storage properties located in Alabama (7), Arkansas (1), Arizona (1), California (2), Colorado (3), Florida (4), Georgia (11), Illinois (4), Indiana (4), Kansas (1), Kentucky (2), Louisiana (4), Maryland (3), Massachusetts (1), Minnesota (1), Mississippi (1), North Carolina (4), New Hampshire (2), New Jersey (1), Nevada (1), Ohio (4), Oregon (2), Pennsylvania (4), Puerto Rico (8), Tennessee (1), Texas (37), Virginia (2), Washington (2) and Wisconsin (1).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB Rated
As of September 30, 2021									(with Positive Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2021	2022	2023	2024	2025	2026	2027	Thereafter	Total
Credit Facility:
Revolving line of credit	1.38%	Variable(2)	January 2024	$—	$—	$—	$—	$—	$—	$—	$—	$—
Term loan - Tranche A	3.74%	Swapped To Fixed	January 2023	—	—	125,000	—	—	—	—	—	125,000
Term loan - Tranche B	2.91%	Swapped To Fixed	July 2024	—	—	—	250,000	—	—	—	—	250,000
Term loan - Tranche C	2.91%	Swapped To Fixed	January 2025	—	—	—	—	225,000	—	—	—	225,000
Term loan - Tranche D	3.12%	Swapped To Fixed	July 2026	—	—	—	—	—	175,000	—	—	175,000
Term loan - Tranche E	1.28%	Variable	March 2027	—	—	—	—	—	—	125,000	—	125,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	—	175,000	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	—	75,000	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	—	—	35,000	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
Fixed rate mortgages payable	3.83%	Fixed	April 2023 - October 2031	—	—	77,832	20,133	—	—	84,900	122,140	305,005
Total Principal/Weighted Average	3.22%		5.5 years	$—	$—	$377,832	$270,133	$225,000	$210,000	$209,900	$842,140	$2,135,005
Unamortized debt issuance costs and debt premium, net												(6,520)
Total Debt												$2,128,485

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $500 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.30% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of September 30, 2021
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	4.9x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.8x
Total Leverage Ratio	< 60.0%	35.9%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,736,719
6.000% Series A-1 cumulative redeemable preferred units	633,382

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	88,908,464	88,908,464
Restricted common shares	37,385	37,385
Total shares outstanding	88,945,849	88,945,849
Operating partnership units	30,091,926	30,091,926
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	32,016,844	32,016,844
Long-term incentive plan units(3)	525,468	525,468
Total shares and Class A equivalents outstanding	121,488,161	121,488,161
Subordinated performance units(4)	9,693,940	14,637,849
DownREIT subordinated performance unit equivalents(4)	4,337,111	6,549,038
Total subordinated partnership units	14,031,051	21,186,887
Total common shares and units outstanding	135,519,212	142,675,048

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.51 OP units based on historical financial information for the trailing twelve months ended September 30, 2021. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	September 30, 2021	December 31, 2020
ASSETS
Self storage properties, net	$1,755,082	$1,799,522
Other assets	27,805	24,397
Total assets	$1,782,887	$1,823,919
LIABILITIES AND EQUITY
Debt financing	$1,001,148	$1,000,464
Other liabilities	22,145	21,612
Equity	759,594	801,843
Total liabilities and equity	$1,782,887	$1,823,919

Combined Operating Information

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$49,234	$12,309	$139,015	$34,754
Property operating expenses	13,470	3,368	37,781	9,445
Net operating income	35,764	8,941	101,234	25,309
Supervisory, administrative and other expenses	(3,210)	(803)	(9,106)	(2,277)
Depreciation and amortization	(15,368)	(3,842)	(46,250)	(11,563)
Interest expense	(10,420)	(2,605)	(31,240)	(7,810)
Acquisition and other expenses	(92)	(23)	(349)	(87)
Net income	$6,674	$1,668	$14,289	$3,572
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		14		43
Company's share of unconsolidated real estate venture real estate depreciation and amortization		3,842		11,563
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$5,524		$15,178

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2021 compared to Three Months Ended September 30, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth
California	81	$22,811	$19,424	17.4%	$5,474	$5,308	3.1%	$17,337	$14,116	22.8%	76.0%	72.7%	3.3%
Texas	69	11,476	9,692	18.4%	3,691	3,484	5.9%	7,785	6,208	25.4%	67.8%	64.1%	3.7%
Oregon	61	12,582	10,106	24.5%	2,695	2,657	1.4%	9,887	7,449	32.7%	78.6%	73.7%	4.9%
Florida	45	11,978	9,856	21.5%	3,126	3,033	3.1%	8,852	6,823	29.7%	73.9%	69.2%	4.7%
Georgia	44	7,171	6,063	18.3%	2,045	1,880	8.8%	5,126	4,183	22.5%	71.5%	69.0%	2.5%
North Carolina	33	5,826	5,058	15.2%	1,557	1,426	9.2%	4,269	3,632	17.5%	73.3%	71.8%	1.5%
Arizona	31	6,906	5,744	20.2%	1,697	1,679	1.1%	5,209	4,065	28.1%	75.4%	70.8%	4.6%
Oklahoma	30	4,320	3,823	13.0%	1,208	1,161	4.0%	3,112	2,662	16.9%	72.0%	69.6%	2.4%
Louisiana	26	4,214	3,678	14.6%	1,273	1,251	1.8%	2,941	2,427	21.2%	69.8%	66.0%	3.8%
Indiana	16	3,028	2,614	15.8%	847	795	6.5%	2,181	1,819	19.9%	72.0%	69.6%	2.4%
Kansas	16	2,536	2,265	12.0%	849	791	7.3%	1,687	1,474	14.5%	66.5%	65.1%	1.4%
Washington	14	2,161	1,838	17.6%	553	536	3.2%	1,608	1,302	23.5%	74.4%	70.8%	3.6%
Nevada	13	2,856	2,344	21.8%	644	645	(0.2)%	2,212	1,699	30.2%	77.5%	72.5%	5.0%
Colorado	11	2,003	1,785	12.2%	644	576	11.8%	1,359	1,209	12.4%	67.8%	67.7%	0.1%
New Hampshire	10	2,039	1,739	17.3%	523	520	0.6%	1,516	1,219	24.4%	74.4%	70.1%	4.3%
Other(1)	60	11,965	10,111	18.3%	3,259	3,015	8.1%	8,706	7,096	22.7%	72.8%	70.2%	2.6%
Total/Weighted Average	560	$113,872	$96,140	18.4%	$30,085	$28,757	4.6%	$83,787	$67,383	24.3%	73.6%	70.1%	3.5%

2020 Same Store Pool(2)	496	$100,857	$85,439	18.0%	$26,563	$25,427	4.5%	$74,294	$60,012	23.8%	73.7%	70.2%	3.5%

2019 Same Store Pool(3)	434	$88,093	$74,444	18.3%	$23,116	$22,164	4.3%	$64,977	$52,280	24.3%	73.8%	70.2%	3.6%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2021 compared to Three Months Ended September 30, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth
California	48,291	6,072,853	97.7%	94.8%	2.9%	97.9%	93.2%	4.7%	$14.66	$13.08	12.1%
Texas	28,423	4,086,773	95.4%	90.4%	5.0%	96.2%	89.8%	6.4%	11.34	10.27	10.4%
Oregon	24,498	3,105,203	94.1%	90.7%	3.4%	94.8%	88.7%	6.1%	16.69	14.31	16.6%
Florida	26,764	2,951,093	96.3%	90.8%	5.5%	96.7%	89.2%	7.5%	16.14	14.47	11.5%
Georgia	19,015	2,548,089	98.0%	89.8%	8.2%	97.9%	89.2%	8.7%	11.16	10.32	8.1%
North Carolina	15,355	1,885,404	98.1%	93.9%	4.2%	98.4%	93.7%	4.7%	12.13	11.01	10.2%
Arizona	16,920	1,928,365	95.9%	91.2%	4.7%	96.1%	90.0%	6.1%	14.49	12.86	12.7%
Oklahoma	13,764	1,899,062	95.9%	92.1%	3.8%	96.5%	92.0%	4.5%	9.18	8.47	8.4%
Louisiana	12,318	1,535,582	95.6%	85.8%	9.8%	93.4%	85.5%	7.9%	11.45	10.93	4.8%
Indiana	8,742	1,133,893	97.0%	93.9%	3.1%	97.3%	93.7%	3.6%	10.71	9.57	11.9%
Kansas	5,674	752,368	95.2%	90.8%	4.4%	96.2%	91.9%	4.3%	13.22	12.12	9.1%
Washington	4,494	578,723	91.9%	89.2%	2.7%	92.2%	87.0%	5.2%	15.87	14.33	10.7%
Nevada	6,722	842,867	96.1%	92.9%	3.2%	97.0%	92.7%	4.3%	13.35	11.37	17.4%
Colorado	5,035	613,951	93.1%	93.1%	—	95.4%	92.5%	2.9%	13.41	12.25	9.5%
New Hampshire	4,452	542,116	94.4%	95.8%	(1.4)%	95.9%	94.9%	1.0%	15.20	13.11	15.9%
Other(1)	28,359	3,526,350	95.8%	91.0%	4.8%	96.3%	90.2%	6.1%	13.55	12.29	10.3%
Total/Weighted Average	268,826	34,002,692	96.2%	91.7%	4.5%	96.5%	90.7%	5.8%	$13.40	$12.02	11.5%

2020 Same Store Pool(2)	238,593	30,109,871	96.1%	92.0%	4.1%	96.6%	91.1%	5.5%	$13.40	$12.01	11.6%

2019 Same Store Pool(3)	208,468	26,684,513	96.2%	92.1%	4.1%	96.6%	91.1%	5.5%	$13.20	$11.80	11.9%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2021 compared to Nine Months Ended September 30, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
California	81	$65,288	$57,509	13.5%	$16,202	$15,880	2.0%	$49,086	$41,629	17.9%	75.2%	72.4%	2.8%
Texas	69	32,286	28,433	13.6%	10,696	10,214	4.7%	21,590	18,219	18.5%	66.9%	64.1%	2.8%
Oregon	61	35,199	29,282	20.2%	7,869	7,805	0.8%	27,330	21,477	27.3%	77.6%	73.3%	4.3%
Florida	45	33,927	29,095	16.6%	9,238	8,943	3.3%	24,689	20,152	22.5%	72.8%	69.3%	3.5%
Georgia	44	20,146	18,044	11.6%	5,920	5,668	4.4%	14,226	12,376	14.9%	70.6%	68.6%	2.0%
North Carolina	33	16,617	14,963	11.1%	4,379	4,251	3.0%	12,238	10,712	14.2%	73.6%	71.6%	2.0%
Arizona	31	19,626	16,829	16.6%	5,013	4,862	3.1%	14,613	11,967	22.1%	74.5%	71.1%	3.4%
Oklahoma	30	12,373	11,244	10.0%	3,477	3,436	1.2%	8,896	7,808	13.9%	71.9%	69.4%	2.5%
Louisiana	26	11,995	10,886	10.2%	3,742	3,564	5.0%	8,253	7,322	12.7%	68.8%	67.3%	1.5%
Indiana	16	8,620	7,683	12.2%	2,492	2,439	2.2%	6,128	5,244	16.9%	71.1%	68.3%	2.8%
Kansas	16	7,170	6,566	9.2%	2,478	2,355	5.2%	4,692	4,211	11.4%	65.4%	64.1%	1.3%
Washington	14	6,137	5,382	14.0%	1,587	1,597	(0.6)%	4,550	3,785	20.2%	74.1%	70.3%	3.8%
Nevada	13	8,074	6,898	17.0%	1,905	1,898	0.4%	6,169	5,000	23.4%	76.4%	72.5%	3.9%
Colorado	11	5,730	5,190	10.4%	1,818	1,697	7.1%	3,912	3,493	12.0%	68.3%	67.3%	1.0%
New Hampshire	10	5,801	4,996	16.1%	1,656	1,595	3.8%	4,145	3,401	21.9%	71.5%	68.1%	3.4%
Other(1)	60	33,782	29,341	15.1%	9,305	8,890	4.7%	24,477	20,451	19.7%	72.5%	69.7%	2.8%
Total/Weighted Average	560	$322,771	$282,341	14.3%	$87,777	$85,094	3.2%	$234,994	$197,247	19.1%	72.8%	69.9%	2.9%

2020 Same Store Pool(2)	496	$286,319	$251,396	13.9%	$77,441	$75,317	2.8%	$208,878	$176,079	18.6%	73.0%	70.0%	3.0%

2019 Same Store Pool(3)	434	$250,027	$219,413	14.0%	$67,706	$65,775	2.9%	$182,321	$153,638	18.7%	72.9%	70.0%	2.9%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2021 compared to Nine Months Ended September 30, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
California	48,291	6,072,853	97.7%	94.8%	2.9%	97.1%	90.7%	6.4%	$14.08	$13.29	5.9%
Texas	28,423	4,086,773	95.4%	90.4%	5.0%	94.2%	88.0%	6.2%	10.86	10.27	5.7%
Oregon	24,498	3,105,203	94.1%	90.7%	3.4%	92.5%	84.3%	8.2%	15.98	14.58	9.6%
Florida	26,764	2,951,093	96.3%	90.8%	5.5%	94.9%	87.5%	7.4%	15.53	14.57	6.6%
Georgia	19,015	2,548,089	98.0%	89.8%	8.2%	95.2%	88.1%	7.1%	10.72	10.39	3.2%
North Carolina	15,355	1,885,404	98.1%	93.9%	4.2%	96.8%	91.9%	4.9%	11.70	11.08	5.6%
Arizona	16,920	1,928,365	95.9%	91.2%	4.7%	94.4%	88.7%	5.7%	13.96	12.77	9.3%
Oklahoma	13,764	1,899,062	95.9%	92.1%	3.8%	94.8%	89.8%	5.0%	8.91	8.50	4.8%
Louisiana	12,318	1,535,582	95.6%	85.8%	9.8%	90.0%	84.5%	5.5%	11.27	10.91	3.3%
Indiana	8,742	1,133,893	97.0%	93.9%	3.1%	95.9%	91.3%	4.6%	10.30	9.63	7.0%
Kansas	5,674	752,368	95.2%	90.8%	4.4%	93.5%	89.9%	3.6%	12.72	11.96	6.4%
Washington	4,494	578,723	91.9%	89.2%	2.7%	90.4%	83.0%	7.4%	15.31	14.69	4.2%
Nevada	6,722	842,867	96.1%	92.9%	3.2%	95.7%	91.2%	4.5%	12.69	11.36	11.7%
Colorado	5,035	613,951	93.1%	93.1%	—	94.4%	88.3%	6.1%	12.90	12.44	3.7%
New Hampshire	4,452	542,116	94.4%	95.8%	(1.4)%	95.0%	92.3%	2.7%	14.59	13.00	12.2%
Other(1)	28,359	3,526,350	95.8%	91.0%	4.8%	94.2%	88.3%	5.9%	13.09	12.18	7.5%
Total/Weighted Average	268,826	34,002,692	96.2%	91.7%	4.5%	94.7%	88.6%	6.1%	$12.90	$12.09	6.7%

2020 Same Store Pool(2)	238,593	30,109,871	96.1%	92.0%	4.1%	94.8%	88.8%	6.0%	$12.90	$12.10	6.6%

2019 Same Store Pool(3)	208,468	26,684,513	96.2%	92.1%	4.1%	94.9%	88.9%	6.0%	$12.70	$11.91	6.6%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2021 compared to Three Months Ended September 30, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	47	$9,456	$7,823	20.9%	$2,102	$2,042	2.9%	$7,354	$5,781	27.2%	77.8%	73.9%	3.9%
Riverside-San Bernardino-Ontario, CA	46	11,367	9,617	18.2%	2,524	2,388	5.7%	8,843	7,229	22.3%	77.8%	75.2%	2.6%
Atlanta-Sandy Springs-Roswell, GA	30	5,198	4,356	19.3%	1,472	1,299	13.3%	3,726	3,057	21.9%	71.7%	70.2%	1.5%
Phoenix-Mesa-Scottsdale, AZ	24	5,556	4,667	19.0%	1,362	1,371	(0.7)%	4,194	3,296	27.2%	75.5%	70.6%	4.9%
Oklahoma City, OK	17	2,434	2,140	13.7%	708	674	5.0%	1,726	1,466	17.7%	70.9%	68.5%	2.4%
Dallas-Fort Worth-Arlington, TX	16	2,253	1,976	14.0%	853	772	10.5%	1,400	1,204	16.3%	62.1%	60.9%	1.2%
Indianapolis-Carmel-Anderson, IN	16	3,028	2,614	15.8%	847	795	6.5%	2,181	1,819	19.9%	72.0%	69.6%	2.4%
Los Angeles-Long Beach-Anaheim, CA	14	5,647	4,868	16.0%	1,377	1,375	0.1%	4,270	3,493	22.2%	75.6%	71.8%	3.8%
North Port-Sarasota-Bradenton, FL	13	3,830	3,054	25.4%	956	933	2.5%	2,874	2,121	35.5%	75.0%	69.4%	5.6%
New Orleans-Metairie, LA	13	2,360	2,001	17.9%	653	663	(1.5)%	1,707	1,338	27.6%	72.3%	66.9%	5.4%
Tulsa, OK	13	1,886	1,683	12.1%	499	486	2.7%	1,387	1,197	15.9%	73.5%	71.1%	2.4%
Las Vegas-Henderson-Paradise, NV	12	2,725	2,231	22.1%	610	609	0.2%	2,115	1,622	30.4%	77.6%	72.7%	4.9%
Houston-The Woodlands-Sugar Land, TX	11	2,049	1,721	19.1%	728	631	15.4%	1,321	1,090	21.2%	64.5%	63.3%	1.2%
Kansas City, MO-KS	11	1,918	1,702	12.7%	655	615	6.5%	1,263	1,087	16.2%	65.8%	63.9%	1.9%
Other MSAs	277	54,165	45,687	18.6%	14,739	14,104	4.5%	39,426	31,583	24.8%	72.8%	69.1%	3.7%
Total/Weighted Average	560	$113,872	$96,140	18.4%	$30,085	$28,757	4.6%	$83,787	$67,383	24.3%	73.6%	70.1%	3.5%

2020 Same Store Pool(2)	496	$100,857	$85,439	18.0%	$26,563	$25,427	4.5%	$74,294	$60,012	23.8%	73.7%	70.2%	3.5%

2019 Same Store Pool(3)	434	$88,093	$74,444	18.3%	$23,116	$22,164	4.3%	$64,977	$52,280	24.3%	73.8%	70.2%	3.6%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2021 compared to Three Months Ended September 30, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth	3Q 2021	3Q 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	18,208	2,226,969	92.8%	89.4%	3.4%	93.0%	87.5%	5.5%	$17.91	$15.74	13.8%
Riverside-San Bernardino-Ontario, CA	24,550	3,295,367	98.4%	96.2%	2.2%	98.4%	94.6%	3.8%	13.33	11.70	13.9%
Atlanta-Sandy Springs-Roswell, GA	13,432	1,823,582	98.2%	89.9%	8.3%	98.0%	89.1%	8.9%	11.28	10.36	8.9%
Phoenix-Mesa-Scottsdale, AZ	13,805	1,563,175	95.6%	90.3%	5.3%	95.6%	88.9%	6.7%	14.43	13.00	11.0%
Oklahoma City, OK	7,647	1,084,042	97.3%	94.1%	3.2%	97.8%	94.0%	3.8%	8.95	8.12	10.2%
Dallas-Fort Worth-Arlington, TX	5,802	786,592	93.0%	89.0%	4.0%	94.7%	88.8%	5.9%	11.88	11.23	5.8%
Indianapolis-Carmel-Anderson, IN	8,742	1,133,893	97.0%	93.9%	3.1%	97.3%	93.7%	3.6%	10.71	9.57	11.9%
Los Angeles-Long Beach-Anaheim, CA	9,750	1,063,400	95.7%	90.9%	4.8%	96.4%	89.2%	7.2%	21.04	19.58	7.5%
North Port-Sarasota-Bradenton, FL	8,517	838,102	97.1%	89.1%	8.0%	97.3%	87.5%	9.8%	18.00	15.95	12.9%
New Orleans-Metairie, LA	6,533	757,548	96.5%	84.3%	12.2%	93.2%	83.3%	9.9%	12.97	12.31	5.4%
Tulsa, OK	6,117	815,020	94.0%	89.4%	4.6%	94.7%	89.3%	5.4%	9.49	8.96	5.9%
Las Vegas-Henderson-Paradise, NV	6,542	804,541	96.2%	92.8%	3.4%	97.0%	92.6%	4.4%	13.32	11.32	17.7%
Houston-The Woodlands-Sugar Land, TX	4,621	738,906	95.3%	90.7%	4.6%	95.9%	89.2%	6.7%	11.03	9.92	11.2%
Kansas City, MO-KS	4,002	540,049	95.5%	92.2%	3.3%	96.5%	93.5%	3.0%	13.85	12.33	12.3%
Other MSAs	130,558	16,531,506	96.1%	91.9%	4.2%	96.7%	91.0%	5.7%	13.10	11.76	11.4%
Total/Weighted Average	268,826	34,002,692	96.2%	91.7%	4.5%	96.5%	90.7%	5.8%	$13.40	$12.02	11.5%

2020 Same Store Pool(2)	238,593	30,109,871	96.1%	92.0%	4.1%	96.6%	91.1%	5.5%	$13.40	$12.01	11.6%

2019 Same Store Pool(3)	208,468	26,684,513	96.2%	92.1%	4.1%	96.6%	91.1%	5.5%	$13.20	$11.80	11.9%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2021 compared to Nine Months Ended September 30, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	47	$26,687	$22,903	16.5%	$6,095	$6,077	0.3%	$20,592	$16,826	22.4%	77.2%	73.5%	3.7%
Riverside-San Bernardino-Ontario, CA	46	32,584	28,517	14.3%	7,363	7,179	2.6%	25,221	21,338	18.2%	77.4%	74.8%	2.6%
Atlanta-Sandy Springs-Roswell, GA	30	14,566	12,984	12.2%	4,224	3,993	5.8%	10,342	8,991	15.0%	71.0%	69.2%	1.8%
Phoenix-Mesa-Scottsdale, AZ	24	15,879	13,774	15.3%	4,036	3,946	2.3%	11,843	9,828	20.5%	74.6%	71.4%	3.2%
Oklahoma City, OK	17	6,947	6,242	11.3%	2,027	1,986	2.1%	4,920	4,256	15.6%	70.8%	68.2%	2.6%
Dallas-Fort Worth-Arlington, TX	16	6,413	5,895	8.8%	2,465	2,353	4.8%	3,948	3,542	11.5%	61.6%	60.1%	1.5%
Indianapolis-Carmel-Anderson, IN	16	8,620	7,683	12.2%	2,492	2,439	2.2%	6,128	5,244	16.9%	71.1%	68.3%	2.8%
Los Angeles-Long Beach-Anaheim, CA	14	16,230	14,535	11.7%	4,064	4,061	0.1%	12,166	10,474	16.2%	75.0%	72.1%	2.9%
North Port-Sarasota-Bradenton, FL	13	10,819	9,048	19.6%	2,850	2,725	4.6%	7,969	6,323	26.0%	73.7%	69.9%	3.8%
New Orleans-Metairie, LA	13	6,658	5,870	13.4%	1,888	1,841	2.6%	4,770	4,029	18.4%	71.6%	68.6%	3.0%
Tulsa, OK	13	5,426	5,002	8.5%	1,449	1,450	(0.1)%	3,977	3,552	12.0%	73.3%	71.0%	2.3%
Las Vegas-Henderson-Paradise, NV	12	7,693	6,573	17.0%	1,804	1,799	0.3%	5,889	4,774	23.4%	76.6%	72.6%	4.0%
Houston-The Woodlands-Sugar Land, TX	11	5,779	4,999	15.6%	2,086	1,911	9.2%	3,693	3,088	19.6%	63.9%	61.8%	2.1%
Kansas City, MO-KS	11	5,434	4,847	12.1%	1,915	1,840	4.1%	3,519	3,007	17.0%	64.8%	62.0%	2.8%
Other MSAs	277	153,036	133,469	14.7%	43,019	41,494	3.7%	110,017	91,975	19.6%	71.9%	68.9%	3.0%
Total/Weighted Average	560	$322,771	$282,341	14.3%	$87,777	$85,094	3.2%	$234,994	$197,247	19.1%	72.8%	69.9%	2.9%

2020 Same Store Pool(2)	496	$286,319	$251,396	13.9%	$77,441	$75,317	2.8%	$208,878	$176,079	18.6%	73.0%	70.0%	3.0%

2019 Same Store Pool(3)	434	$250,027	$219,413	14.0%	$67,706	$65,775	2.9%	$182,321	$153,638	18.7%	72.9%	70.0%	2.9%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2021 compared to Nine Months Ended September 30, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	18,208	2,226,969	92.8%	89.4%	3.4%	90.9%	83.8%	7.1%	$17.25	$16.07	7.3%
Riverside-San Bernardino-Ontario, CA	24,550	3,295,367	98.4%	96.2%	2.2%	98.1%	92.0%	6.1%	12.77	11.92	7.1%
Atlanta-Sandy Springs-Roswell, GA	13,432	1,823,582	98.2%	89.9%	8.3%	95.4%	87.8%	7.6%	10.81	10.47	3.2%
Phoenix-Mesa-Scottsdale, AZ	13,805	1,563,175	95.6%	90.3%	5.3%	94.0%	88.0%	6.0%	13.98	12.95	8.0%
Oklahoma City, OK	7,647	1,084,042	97.3%	94.1%	3.2%	96.0%	91.0%	5.0%	8.66	8.14	6.4%
Dallas-Fort Worth-Arlington, TX	5,802	786,592	93.0%	89.0%	4.0%	93.1%	88.0%	5.1%	11.52	11.27	2.2%
Indianapolis-Carmel-Anderson, IN	8,742	1,133,893	97.0%	93.9%	3.1%	95.9%	91.3%	4.6%	10.30	9.63	7.0%
Los Angeles-Long Beach-Anaheim, CA	9,750	1,063,400	95.7%	90.9%	4.8%	95.3%	87.5%	7.8%	20.37	19.90	2.4%
North Port-Sarasota-Bradenton, FL	8,517	838,102	97.1%	89.1%	8.0%	95.2%	85.7%	9.5%	17.23	16.11	7.0%
New Orleans-Metairie, LA	6,533	757,548	96.5%	84.3%	12.2%	89.1%	82.9%	6.2%	12.78	12.09	5.7%
Tulsa, OK	6,117	815,020	94.0%	89.4%	4.6%	93.1%	88.3%	4.8%	9.25	8.98	3.0%
Las Vegas-Henderson-Paradise, NV	6,542	804,541	96.2%	92.8%	3.4%	95.6%	91.1%	4.5%	12.65	11.35	11.5%
Houston-The Woodlands-Sugar Land, TX	4,621	738,906	95.3%	90.7%	4.6%	94.3%	86.4%	7.9%	10.53	9.93	6.0%
Kansas City, MO-KS	4,002	540,049	95.5%	92.2%	3.3%	93.8%	89.7%	4.1%	13.34	12.20	9.3%
Other MSAs	130,558	16,531,506	96.1%	91.9%	4.2%	94.8%	88.8%	6.0%	12.60	11.77	7.1%
Total/Weighted Average	268,826	34,002,692	96.2%	91.7%	4.5%	94.7%	88.6%	6.1%	$12.90	$12.09	6.7%

2020 Same Store Pool(2)	238,593	30,109,871	96.1%	92.0%	4.1%	94.8%	88.8%	6.0%	$12.90	$12.10	6.6%

2019 Same Store Pool(3)	208,468	26,684,513	96.2%	92.1%	4.1%	94.9%	88.9%	6.0%	$12.70	$11.91	6.6%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 8

Same Store Operating Data (560 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	YTD 2021	YTD 2020
Revenue
Rental revenue	$109,922	$103,470	$97,904	$95,753	$92,578	$311,296	$272,432
Other property-related revenue	3,950	3,912	3,613	3,511	3,562	11,475	9,909
Total revenue	113,872	107,382	101,517	99,264	96,140	322,771	282,341
Property operating expenses
Store payroll and related costs	8,845	8,854	8,967	8,601	8,424	26,666	25,883
Property tax expense	8,091	7,923	7,791	7,732	7,904	23,805	23,308
Utilities expense	3,083	2,335	2,651	2,360	3,017	8,069	8,009
Repairs & maintenance expense	2,593	2,364	2,331	2,344	2,224	7,288	6,619
Marketing expense	1,787	1,899	1,807	1,905	1,994	5,493	5,907
Insurance expense	1,007	994	958	930	964	2,959	2,860
Other property operating expenses	4,679	4,490	4,328	4,199	4,230	13,497	12,508
Total property operating expenses	30,085	28,859	28,833	28,071	28,757	87,777	85,094
Net operating income	$83,787	$78,523	$72,684	$71,193	$67,383	$234,994	$197,247

Net operating income margin	73.6%	73.1%	71.6%	71.7%	70.1%	72.8%	69.9%

Occupancy at period end	96.2%	96.7%	93.8%	91.7%	91.7%	96.2%	91.7%

Average occupancy	96.5%	95.4%	92.5%	91.9%	90.7%	94.7%	88.6%

Average annualized rental revenue per occupied square foot	$13.40	$12.78	$12.47	$12.28	$12.02	$12.90	$12.09

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	YTD 2021	YTD 2020
Rental revenue
Same store portfolio	$109,922	$103,470	$97,904	$95,753	$92,578	$311,296	$272,432
Non-same store portfolio	29,498	23,840	15,223	8,513	7,112	68,561	17,962
Total rental revenue	139,420	127,310	113,127	104,266	99,690	379,857	290,394
Other property-related revenue
Same store portfolio	3,950	3,912	3,613	3,511	3,562	11,475	9,909
Non-same store portfolio	1,191	917	524	341	321	2,632	763
Total other property-related revenue	5,141	4,829	4,137	3,852	3,883	14,107	10,672
Property operating expenses
Same store portfolio	30,085	28,859	28,833	28,071	28,757	87,777	85,094
Non-same store portfolio	9,380	7,795	5,771	3,020	2,789	22,946	7,301
Total property operating expenses	39,465	36,654	34,604	31,091	31,546	110,723	92,395

Net operating income	105,096	95,485	82,660	77,027	72,027	283,241	208,671
Management fees and other revenue	6,282	6,107	5,728	5,991	5,901	18,117	17,047
General and administrative expenses	(13,012)	(12,450)	(11,238)	(11,399)	(10,818)	(36,700)	(32,241)
Depreciation and amortization	(38,983)	(36,051)	(32,424)	(29,827)	(28,933)	(107,458)	(87,347)
Other	(994)	(310)	(397)	522	(479)	(1,701)	(1,330)
Interest expense	(18,144)	(17,339)	(16,792)	(16,192)	(15,262)	(52,275)	(46,403)
Equity in earnings (losses) of unconsolidated real estate ventures	1,682	1,174	759	516	37	3,615	(251)
Acquisition costs	(512)	(118)	(292)	(743)	(596)	(922)	(1,681)
Non-operating expense	(241)	(148)	(173)	(582)	(120)	(562)	(629)
Income tax expense	(444)	(675)	(196)	(796)	(346)	(1,315)	(875)
Net Income	$40,730	$35,675	$27,635	$24,517	$21,411	$104,040	$54,961

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$13.40	$12.02	$12.90	$12.09
Total consolidated portfolio	13.35	12.03	12.85	12.09

Average Occupancy

Same store	96.5%	90.7%	94.7%	88.6%
Total consolidated portfolio	96.0%	90.4%	94.2%	88.3%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,071	$1,488	$6,430	$4,926
Value enhancing capital expenditures	2,269	1,046	7,149	3,083
Acquisitions capital expenditures	2,984	1,351	7,035	4,951
Total consolidated portfolio capital expenditures	$7,324	$3,885	$20,614	$12,960

Property Operating Expenses Detail

Store payroll and related costs	$11,067	$9,170	$32,169	$27,821
Property tax expense	11,140	8,787	31,618	25,699
Utilities expense	4,132	3,319	10,355	8,759
Repairs & maintenance expense	3,343	2,427	9,115	7,055
Marketing expense	2,286	2,185	6,781	6,401
Insurance expense	1,482	1,088	4,081	3,205
Other property operating expenses	6,015	4,570	16,604	13,455
Property operating expenses on the Company's statements of operations	$39,465	$31,546	$110,723	$92,395

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,383	$3,693	$14,521	$12,515
Equity-based compensation expense	1,454	1,183	4,088	3,108
Other general and administrative expenses	6,175	5,942	18,091	16,618
General and administrative expenses on the Company's statements of operations	$13,012	$10,818	$36,700	$32,241

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $5.0 million of fair value of debt adjustments and $11.5 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of September 30, 2021, the Company had ten PROs: Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	Berenberg Capital Markets	BMO Capital Markets
Wes Golladay	Keegan Carl	Juan Sanabria
216.737.7510	646.949.9052	312.845.4704

BofA Securities	Capital One Securities, Inc.	Citi Investment Research
Jeff Spector	Neil Malkin	Michael Bilerman / Smedes Rose
646.855.1363	571.633.8191	212.816.1383 / 212.816.6243

Evercore ISI	Jefferies LLC	KeyBanc Capital Markets
Samir Khanal / Steve Sakwa	Jonathan Petersen	Todd Thomas / Jordan Sadler
212.888.3796 / 212.446.9462	212.284.1705	917.368.2286 / 917.368.2280

Morgan Stanley	Stifel	Truist Securities
Ronald Kamdem	Stephen Manaker / Kevin Stein	Ki Bin Kim
212.296.8319	212.271.3716 / 212.271.3718	212.303.4124